EXECUTION VERSION
AMENDED AND RESTATED NOTEHOLDER FORBEARANCE AGREEMENT
This Amended and Restated Noteholder Forbearance Agreement (this “Agreement”) is entered into as of September 1, 2021, by and among GTT Communications, Inc., a Delaware corporation (the “Issuer”), GTT Americas, LLC, a Delaware limited liability company, GTT Global Telecom Government Services, LLC, a Virginia limited liability company, GC Pivotal, LLC, a Delaware limited liability company, Communication Decisions – SNVC, LLC, a Virginia limited liability company, Electra Ltd., a Virginia corporation, Core180, LLC, a Delaware limited liability company, GTT RemainCo, LLC, a Delaware limited liability company, GTT Apollo Holdings, LLC, a Delaware limited liability company, GTT Apollo, LLC, a Delaware limited liability company and Interoute US LLC, a Delaware limited liability company, (each such direct or indirect subsidiary of the Issuer, a “Guarantor” and, together, the “Guarantors”), and each of the undersigned beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) of the Notes (as hereinafter defined) (collectively, the “Forbearing Noteholders” and, together with the Issuer, the “Parties”).
RECITALS
A.The Issuer and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), are parties to that certain Indenture, dated as of December 22, 2016, (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), under which the Issuer’s 7.875% Senior Notes due 2024 (the “Notes”) were issued. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Indenture.
B.On December 28, 2020, the Issuer and certain Guarantors entered into a Forbearance Agreement (as amended, the “Prior Notes Forbearance Agreement”) with certain beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) of a majority of the outstanding aggregate principal amount of the Notes.
C.The Issuer, the Guarantors and the Forbearing Noteholders constituting Requisite Forbearing Noteholders (as hereinafter defined) wish to amend and restate the Prior Notes Forbearance Agreement as set forth herein.
D.The Issuer, the Guarantors and the Forbearing Noteholders are party to that certain restructuring support agreement, dated as of the date hereof, by and among the Issuer and certain of its direct and indirect subsidiaries, the Forbearing Noteholders, the lenders party thereto, the equityholders party thereto and Cube Telecom Europe Bidco Limited (including any term sheets, exhibits, and schedules attached thereto, as each and this restructuring support agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Restructuring Support Agreement”).
E.The Issuer has requested that, during the Noteholder Forbearance Period (as hereinafter defined), the Noteholders agree to forbear from exercising any and all rights and remedies against the Issuer and the Guarantors with respect to any Defaults or Events of Default that have occurred, or that may occur as a result of, (i) the Issuer’s failure to file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 (the “Late 2020 Q2 10-Q”), (ii) the Issuer’s failure to file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 (the “Late 2020 Q3 10-Q”), (iii) the Issuer’s failure to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Late 2020 10-K”), (iv) the Issuer’s failure to file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 (the “Late 2021 Q1 10-Q”), (v) the Issuer’s failure to make the interest payment due on June 30, 2021 (the “Q2 2021 Interest Payment”) on the Notes, (vi) the Issuer’s failure to file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021 (the “Late 2021 Q2 10-Q”) and (vii) the occurrence and continuance of the “Lender Specified Defaults” as defined in the Fifth Lender

Forbearance Agreement and Consent (as hereinafter defined) (collectively, the “Noteholder Specified Defaults”).
F.This Agreement replaces the Prior Notes Forbearance Agreement.
G.Subject to the terms and conditions set forth herein, the Forbearing Noteholders have agreed to forbear, solely during the Noteholder Forbearance Period, from exercising their default-related rights and remedies against the Issuer and the Guarantors with respect to the Noteholder Specified Defaults and as otherwise set forth herein.
NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
SECTION 1.Confirmation by the Issuer of Obligations and Noteholder Specified Defaults.
(a)Each of the Issuer and the Guarantors acknowledges and agrees that, as of the Forbearance Effective Date (as hereinafter defined), the aggregate principal amount of the Notes outstanding is $575,000,000. Each of the Issuer and the Guarantors further acknowledges and agrees that (i) the notice of Default delivered September 2, 2020 from investment managers to beneficial holders of, or, holders of, the Notes (the “Noteholders”) representing 25% or more of the aggregate principal amount of the Notes was properly delivered and the Issuer’s failure to file (or in certain circumstances, post to the Issuer’s website) the Late 2020 Q2 10-Q (“Q2 2020 Reporting Default”) on or before November 1, 2020 constituted an Event of Default under the Indenture on November 2, 2020, (ii) the notice of Default delivered December 7, 2020 from the Trustee was properly delivered and the Issuer’s failure to file (or in certain circumstances, post to the Issuer’s website) the Late 2020 Q3 10-Q (“Q3 2020 Reporting Default”) on or before February 5, 2021 constituted an Event of Default under the Indenture on February 6, 2021, (iii) the notice of Default delivered April 30, 2021 from the Trustee was properly delivered and the Issuer’s failure to file (or in certain circumstances, post to the Issuer’s website) the Late 2020 10-K (“Q4 2020 Reporting Default”) on or before June 29, 2021 constituted an Event of Default under the Indenture on June 30, 2021 and (iv) the notice of Default delivered July 2, 2021 from the Trustee was properly delivered and the Issuer’s failure to file (or in certain circumstances, post to the Issuer’s website) the Late 2021 Q1 10-Q (“Q1 2021 Reporting Default”) on or before August 31, 2021 will constitute an Event of Default under the Indenture on September 1, 2021.
(b)Each of the Issuer and Guarantors acknowledges and agrees that (i) the Q2 2020 Reporting Default as of November 2, 2020 constituted an Event of Default, (ii) the Q3 2020 Reporting Default as of February 6, 2021 constituted an Event of Default, (iii) the Q4 2020 Reporting Default as of June 30, 2021 constituted an Event of Default, (iv) the Q1 2021 Reporting Default as of September 1, 2021 will constitute an Event of Default and (v) the Issuer’s failure to make the Q2 2021 Interest Payment by July 30, 2021 (the “Interest Payment Default”) constituted an Event of Default, in each case which, but for entry into this Agreement, would entitle the Forbearing Noteholders to exercise any and all default-related rights and remedies provided for under the Indenture, the Notes and applicable law. Each of the Issuer and Guarantors acknowledges and agrees that, as and when the other Noteholder Specified Defaults occur, they shall, upon the passage of time or the giving of notice or both (to the extent such requirements are applicable pursuant to Section 6.01 of the Indenture), constitute Events of Default, which, but for entry into this Agreement, would entitle the Forbearing Noteholders to exercise any and all default-related rights and remedies provided for under the Indenture, the Notes and applicable law.

(c)Each of the Issuer and the Guarantors represents that there are no claims, demands, offsets or defenses at law or in equity that would defeat or diminish any Holder’s present and unconditional right to collect the indebtedness evidenced by the Indenture, the Notes and the Note Guarantees (collectively, the “Notes Documents”) that is owed to such Person, and to proceed to enforce the rights and remedies available to the Trustee and Holders as provided in the Notes Documents as of the date hereof.
(d)Each of the Issuer and the Guarantors acknowledges and agrees that the Forbearance (as hereinafter defined) is limited in time and scope and is subject to the terms and conditions set forth herein. Each of the Issuer and the Guarantors further acknowledges and agrees that, subject to the terms of the Restructuring Support Agreement, upon the occurrence of a Termination Event (as hereinafter defined), the Forbearing Noteholders shall be entitled to exercise all rights and remedies in respect of the Noteholder Specified Defaults or any other Defaults or Events of Default under the Indenture, the Notes and applicable law.
SECTION 2.Forbearance.
(a)In reliance upon the representations and warranties and covenants of the Issuer and each of the Guarantors contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, effective as of the Forbearance Effective Date, each of the Forbearing Noteholders (severally and not jointly) agrees that, until the expiration or termination of the Noteholder Forbearance Period, it will forbear from
(i)     exercising any and all rights or remedies under the Indenture, the Notes and applicable law (“Remedial Action”) against the Issuer and the Guarantors (or any of their assets or properties), including, without limitation, any action to accelerate or join in any request for acceleration of the Notes, and
(ii)    directing the Trustee to take any Remedial Action,
in each case described in clauses (i) and (ii) (the “Forbearance”). As used herein, the term “Noteholder Forbearance Period” shall mean the period beginning on the Forbearance Effective Date and ending automatically on the earlier to occur of (the occurrence of any of the events in the succeeding clauses (1) and (2), a “Termination Event”):
(1)     the Restructuring Support Agreement ceases to be effective or otherwise terminates in accordance with its terms with respect to the Issuer and/or the Consenting Noteholders (as defined in the Restructuring Support Agreement) (a “RSA Termination Event”) and the delivery to the Issuer by the Requisite Forbearing Noteholders1 of written notice of such Forbearing Noteholders’ intent to terminate this Agreement (which notice may be delivered by counsel to the Forbearing Noteholders, including by electronic mail); and
1     “Requisite Forbearing Noteholders” means, as of any date of determination, (i) with respect to the delivery of Requisite Forbearing Noteholders’ intent to terminate this Agreement, those Forbearing Noteholders holding more than 50% of the aggregate principal amount of the Notes that are held by all Forbearing Noteholders as of such date and (ii) with respect to any amendments to this Agreement or other consents or approvals pursuant to this Agreement, those Forbearing Noteholders holding more than 66.7% of the aggregate principal amount of the Notes that are held by all Forbearing Noteholders as of such date; provided, solely with respect to this clause (ii), at least two or more of such Forbearing Noteholders are unaffiliated.

(2)     an Event of Default under Section 6.01(a)(7) or Section 6.01(a)(8) of the Indenture, immediately upon the occurrence of such Event of Default without need for further action or notice.
(b)In the event that the Trustee or any Noteholder or group of Noteholders takes any action during the Noteholder Forbearance Period to declare all of the Notes immediately due and payable pursuant to Section 6.02 of the Indenture, the Forbearing Noteholders agree to promptly deliver written notice to the Issuer and the Trustee to rescind and annul such acceleration and its consequences in accordance with Section 6.02 of the Indenture and, in connection therewith, to provide the necessary consents for an amendment to the Indenture that provides that Section 6.02 of the Indenture (i) shall not require cure or waiver of any Events of Default in connection with rescinding and annulling such acceleration and its consequences and (ii) shall not require any payment or deposit with the Trustee of any overdue interest on the Notes or interest upon overdue interest on the Notes in connection with rescinding and annulling such acceleration and its consequences; provided that nothing in the foregoing shall require any Forbearing Noteholder to incur any expenses, liabilities, or other obligations pursuant to this Agreement, or agree to any commitments, undertakings, concessions, indemnities, or other arrangements that could result in expenses, liabilities, or other obligations to any Forbearing Noteholder or its Affiliates that such Forbearing Noteholder reasonably believes may not be reimbursed by the Issuer pursuant to this Agreement.
(c)The Forbearance is limited in nature and nothing contained herein is intended, or shall be deemed or construed, (i) to constitute a waiver of any of the Noteholder Specified Defaults or any other existing or future Defaults or Events of Default or compliance with any term or provision of the Indenture, the Notes or applicable law, or (ii) to establish a custom or course of dealing between the Issuer and/or any or all of the Guarantors, on the one hand, and any Forbearing Noteholder, on the other hand. Nothing contained in this Agreement shall be deemed to obligate any Forbearing Noteholder to extend the Noteholder Forbearance Period or enter into any other forbearance agreements.
(d)Upon the occurrence of a Termination Event, the agreement of the Forbearing Noteholders hereunder to forbear from taking any Remedial Action shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Issuer waives. Each of the Issuer and the Guarantors agrees that, subject to the terms of the Restructuring Support Agreement, the Forbearing Noteholders may at any time thereafter proceed to exercise any and all of their rights and remedies under any or all of the Indenture, the Notes and/or applicable law, including, without limitation, Remedial Action. In furtherance of the foregoing, and notwithstanding the occurrence of the Forbearance Effective Date, each of the Issuer and the Guarantors acknowledges and confirms that, subject to the Forbearance and the Restructuring Support Agreement, all rights and remedies of the Forbearing Noteholders under the Indenture, the Notes and applicable law with respect to the Issuer and the Guarantors shall continue to be available to the Forbearing Noteholders.
(e)Each of the Parties hereto hereby agrees that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Forbearing Noteholders may be entitled to take or bring in order to enforce their rights and remedies against the Issuer and the Guarantors are, to the fullest extent permitted by law, tolled and suspended during the Noteholder Forbearance Period.
(f)Each of the Issuer and the Guarantors understands and accepts the temporary nature of the forbearance provided hereby and that the Forbearing Noteholders have given no assurances that they will extend such forbearance or provide waivers or amendments to the Indenture after the Noteholder Forbearance Period.

(g)Each of the Issuer and the Guarantors acknowledges and agrees that each of the agreements of the Forbearing Noteholders hereunder have been made in reliance upon, and in consideration for, among other things, the general releases and indemnities contained in Section 9 hereof and the other covenants, agreements, representations and warranties of the Issuer and each of the Guarantors hereunder.
SECTION 3.Acknowledgements.
The Forbearing Noteholders hereby consent to the amendments contained in Section 1 of that certain Seventh Amendment to Priming Facility Credit Agreement, dated as of September 1, 2021 (the “Seventh Amendment”), among the Issuer, GTT Communications B.V., the lenders party thereto and Delaware Trust Company, as administrative agent, and any reference to the “Priming Facility Credit Agreement” in the this Agreement shall mean the Priming Facility Credit Agreement as amended by the Seventh Amendment.

SECTION 4.Effectiveness.
This Agreement will be effective as of the date when the following conditions have been satisfied (such date, the “Forbearance Effective Date”):
(a)Agreement. Each of the Issuer, the Guarantors and the Forbearing Noteholders shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties (which signature pages may be delivered by counsel and in electronic form);
(b)Fees and Expenses. The Issuer shall have paid or caused to be paid to Latham & Watkins LLP (“Latham”) and Centerview Partners LLC (“Centerview”) the invoiced fees and expenses, pursuant to the fee agreement between the Issuer and Latham and the engagement letter between the Issuer and Centerview, respectively; provided that any such invoice is delivered to the Issuer at least one (1) Business Day prior to the Forbearance Effective Date;
(c)No Default or Event of Default. As of the date of this Agreement, no Default or Event of Default shall have occurred and be continuing, other than the Q2 2020 Reporting Default, the Q3 2020 Reporting Default, the Q4 2020 Reporting Default, the Interest Payment Default and the Q1 2021 Reporting Default;
(d)Fifth Lender Forbearance Agreement and Consent. The Issuer and the Required Lenders (as defined in the Credit Agreement dated as of May 31, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) by and among the Issuer and GTT Communications B.V., as borrowers, KeyBank National Association, as administrative agent and letter of credit issuer, and the lenders and other financial institutions party thereto from time to time) (the “Credit Agreement”) shall have entered into a forbearance agreement in the form attached as Exhibit A hereto (the “Fifth Lender Forbearance Agreement and Consent”); and
(e)Foreign Obligor Forbearance Agreement. The Consenting 2018 Credit Facility Creditors (as defined in the Restructuring Support Agreement), GTT Communications B.V., the guarantors, and KeyBank National Association, as administrative agent shall have entered into a forbearance agreement in the form attached as Exhibit B hereto (the “Foreign Obligor Forbearance Agreement”).
(f)Restructuring Support Agreement. The Restructuring Support Agreement shall have been duly executed and delivered in form and substance satisfactory to the Requisite Forbearing Noteholders and shall be in full force and effect.

SECTION 5.Representations, Warranties and Covenants of the Issuer.
To induce the Forbearing Noteholders to execute and deliver this Agreement, the Issuer and the Guarantors, jointly and severally, represent, warrant and covenant that:
(a)The execution, delivery and performance by the Issuer and each of the Guarantors of this Agreement and all documents and instruments delivered in connection herewith have been duly authorized by the Issuer and each of the Guarantors, this Agreement has been duly executed and delivered by the Issuer and each of the Guarantors, and this Agreement and all documents and instruments delivered in connection herewith are legal, valid and binding obligations of the Issuer and each of the Guarantors enforceable against the Issuer and each of the Guarantors in accordance with their terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);
(b)Neither the execution, delivery and performance of this Agreement, all documents and instruments delivered in connection herewith, nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of the Issuer’s or any of the Guarantors’ organizational documents or (ii) any applicable laws; and
(c)As of the date hereof, except for the Q2 2020 Reporting Default, the Q3 2020 Reporting Default, the Q4 2020 Reporting Default, the Interest Payment Default and the Q1 2021 Reporting Default, no Default or Event of Default has occurred or is continuing under the Indenture.
SECTION 6.Representations, Warranties and Covenants of the Forbearing Noteholders.
Each Forbearing Noteholder severally (but not jointly) represents, warrants and covenants that, (i) as of the date hereof, it is the beneficial owner and/or investment advisor or manager of discretionary accounts for the holders or beneficial owners of the aggregate principal amount of the Notes set forth in the letter previously delivered to the Issuer by or on behalf of such Forbearing Noteholder or delivered to the Issuer contemporaneously with a signature page hereto, as applicable, and (ii) the execution, delivery and performance by such Forbearing Noteholder of this Agreement and all documents and instruments delivered in connection herewith have been duly authorized by such Forbearing Noteholder, this Agreement has been duly executed and delivered by such Forbearing Noteholder, and this Agreement and all documents and instruments delivered in connection herewith are legal, valid and binding obligations of such Forbearing Noteholder enforceable against it in accordance with their terms, except as the enforcement thereof may be subject to (x) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (y) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).
SECTION 7.Reference to and Effect upon the Indenture.
(a)All terms, conditions and covenants contained in the Notes Documents, and all rights of the Forbearing Noteholders, shall, subject to the Forbearance, remain in full force and effect. Each of the Issuer and Guarantors hereby confirms that the Indenture, the Notes and the Guarantees are in full force and effect and that neither the Issuer nor any Guarantor has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to the Indenture, the Notes or the Guarantees.
(b)Except as set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Indenture nor constitute a novation of any of the Obligations under the Indenture, the Notes or Guarantees, (ii) amend, modify or operate as a waiver of any default under the Indenture or any right, power or remedy of any Forbearing Noteholder, or (iii) constitute a course of dealing or other basis for altering the Indenture, the Notes, the Guarantees or any other contract or instrument. Except as set forth herein, each Forbearing Noteholder reserves all of its rights, powers, and remedies under the Indenture, the Notes, the Guarantees and applicable laws.
(c)Each of the Issuer and Guarantors acknowledges and agrees that the Forbearing Noteholders’ agreement to forbear from exercising their default-related rights and remedies during the Noteholder Forbearance Period does not in any manner whatsoever limit any Forbearing Noteholder’s right to insist upon strict compliance by the Issuer and Guarantors with the Indenture, the Notes, the Guarantees, this Agreement or any other document during the Noteholder Forbearance Period, except as set forth herein or in the Restructuring Support Agreement.
(d) Notwithstanding anything to the contrary herein, if, prior to the occurrence of a RSA Termination Event, any Guarantor is released from its Note Guarantee under the Indenture pursuant to the terms of the Indenture in connection with the consummation of the I Squared Infrastructure Sale (as defined in the Restructuring Support Agreement) in accordance with the Restructuring Support Agreement, such Guarantor’s obligations under this Agreement shall automatically terminate at such time.
SECTION 8.Additional Covenants.
(a)Each Forbearing Noteholder agrees that until the expiration or termination of the Noteholder Forbearance Period, it shall not directly or indirectly sell, transfer, lend, gift, pledge, hypothecate, encumber, convert, enter into any derivative or hedging agreement with respect to, or otherwise dispose of (each, a “Transfer”) any ownership (including any beneficial ownership)2 in any of its Notes or enter into any agreement, arrangement or understanding in connection therewith, except that each Forbearing Noteholder may Transfer any of the foregoing:
(i)     to the extent such Forbearing Noteholder is managing the Notes on behalf of a fund, to another fund managed by the Forbearing Noteholder if the representations and warranties set forth in Section 6 remain true and correct in all respects after such Transfer;
(ii)     to any other Forbearing Noteholder (including through a broker-dealer intermediary), in which case, such Notes shall automatically be deemed to be subject to the terms of this Agreement;
(iii)     to a transferee the Forbearing Noteholder controls, is controlled by, is under common control with or is an affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act), affiliated fund, or affiliated entity with a common investment advisor, so long as the applicable transferee agrees to be bound by all the terms of this Agreement as if such transferee had originally executed this Agreement;
(iv)     to any other person provided that the transferee agrees in writing prior to such Transfer to be bound by all the terms of this Agreement as if such transferee had originally executed this Agreement, or the transferee executes and delivers a separate agreement with terms
2    As used herein, the term “beneficial ownership” means the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of, the Notes or the right to acquire the Notes.

substantially similar to this Agreement for the benefit of the Issuer (the Transfers set forth in the foregoing clauses (i) to (iv), a “Permitted Transfer” and such party to such Permitted Transfer, a “Permitted Transferee”); or
(v)     to a Qualified Marketmaker (as defined below) that acquires the Notes with the purpose and intent of acting as a Qualified Marketmaker for such Notes so long as such Qualified Marketmaker subsequently Transfers such Notes in a Permitted Transfer to a Permitted Transferee (any Transfer that does not comply with this paragraph shall be void ab initio).
Upon satisfaction of the foregoing requirements in this Section 8(a), the transferee shall be deemed to be a Forbearing Noteholder hereunder and the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations. Notwithstanding anything to the contrary herein, a Qualified Marketmaker that acquires any of the Notes with the purpose and intent of acting as a Qualified Marketmaker for such Notes shall not be required to agree to be bound by the terms and conditions set forth in this Agreement if such Qualified Marketmaker Transfers such Notes as part of market-making activities in a Permitted Transfer to a Permitted Transferee.
(b)This Agreement shall in no way be construed to preclude the Forbearing Noteholders from acquiring additional Notes; provided, that (A) if any Forbearing Noteholder acquires additional Notes during the term of this Agreement, such Forbearing Noteholder shall report its updated holdings of Notes to the Issuer within five (5) Business Days of such acquisition and (B) any acquired Notes shall automatically and immediately upon acquisition by a Forbearing Noteholder be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given).
(c)The Issuer understands that the Forbearing Noteholders are engaged in a wide range of financial services and businesses. In furtherance of the foregoing, the Issuer acknowledges and agrees that, to the extent a Forbearing Noteholder expressly indicates on its signature page hereto that it is executing this Agreement on behalf of specific trading desk(s) and/or business group(s) of the Forbearing Noteholder that principally manage and/or supervise the Forbearing Noteholder’s investment in the Issuer, the obligations set forth in this Agreement shall only apply to such trading desk(s) and/or business group(s) and shall not apply to any other trading desk or business group of the Forbearing Noteholder so long as they are not acting at the direction or for the benefit of such Forbearing Noteholder or such Forbearing Noteholder’s investment in the Issuer; provided that the foregoing shall not diminish or otherwise affect the obligations and liability therefor of any legal entity that executes this Agreement.
(d)Further, notwithstanding anything in this Agreement to the contrary, the Parties agree that, in connection with the delivery of signature pages to this Agreement by a Forbearing Noteholder that is a Qualified Marketmaker before the Forbearance Effective Date, such Forbearing Noteholder shall be a Forbearing Noteholder hereunder solely with respect to the Notes listed on the letter delivered pursuant to Section 6 hereof and shall not be required to comply with this Agreement for any other notes it may hold from time to time in its role as a Qualified Marketmaker. As used herein, the term “Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against the Issuer (or enter with customers into long and short positions in claims against the Issuer), in its capacity as a dealer or market maker in claims against the Issuer and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

SECTION 9.General Release; Indemnity.
(a)In consideration of, among other things, the Forbearing Noteholders’ execution and delivery of this Agreement, each of the Issuer and the Guarantors, on behalf of itself and its agents (including, without limitation, investment managers), representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Forbearing Noteholders in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Forbearance Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Indenture, the Guarantees or the Notes or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among the Issuer and the Guarantors, on the one hand, and any or all of the Forbearing Noteholders, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. In entering into this Agreement, the Issuer and each Guarantor consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 9 shall survive the termination of this Agreement and the Notes Documents.
(b)The Issuer and the Guarantors each hereby agrees that it shall be, jointly and severally, obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by or on behalf of any person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of the Issuer, any Guarantor, or any of their respective Subsidiaries, whether threatened or initiated, in respect of any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Indenture, the Notes, the Guarantees, this Agreement or any other document executed and/or delivered in connection herewith or therewith; provided, that neither the Issuer nor any Guarantor shall have any obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Issuer and the Guarantors each agrees to make the maximum contribution to the payment and satisfaction thereof that is permissible under applicable law. The foregoing indemnity shall survive the termination of this Agreement and the Notes Documents.

(c)Each of the Issuer and the Guarantors, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Issuer or any Guarantor pursuant to Section 9(a) hereof. If the Issuer, any Guarantor or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Issuer and Guarantors, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.
SECTION 10.Amendments.
This Agreement may be modified, amended or supplemented only by an instrument in writing signed by the Issuer, the Guarantors and the Requisite Forbearing Noteholders. Any provision in this Agreement may be waived by an instrument in writing signed by the Party against whom such waiver is to be effective, and any date or deadline set forth herein may be extended by written consent of the Requisite Forbearing Noteholders (which may be evidenced by email from counsel).
SECTION 11.Governing Law; Consent to Jurisdiction.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT IS SUBJECT TO THE PROVISIONS OF SECTION 12.08 OF THE INDENTURE RELATING TO SUBMISSION TO JURISDICTION AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.
SECTION 12.Construction.
This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the Parties hereto. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the Parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The Parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect. Without limiting the generality of the foregoing, “option” and “discretion” shall be implied by the use of the words “if” and “may.”
SECTION 13.Counterparts.
This Agreement may be executed in counterparts (and by different Parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including “.pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 14.Severability.
If any provision of this Agreement or the Indenture is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the Indenture shall not be affected or impaired thereby and (b) the Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 15.Time of Essence.
Time is of the essence in the performance of the obligations of the Parties hereunder and with respect to all conditions to be satisfied by such Parties.
SECTION 16.Further Assurances.
Each of the Issuer and the Guarantors agrees to take all further actions and execute all further documents as the Requisite Forbearing Noteholders may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.
SECTION 17.Section Headings.
Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.
SECTION 18.Notices.
Except as set forth herein, all notices, requests, and demands to or upon the respective Parties hereto shall be given in accordance with the Indenture or in such other manner and to such persons as agreed upon by the Parties hereto.
SECTION 19.Assignments.
This Agreement shall be binding upon and inure to the benefit of the Issuer, the Guarantors, the Forbearing Noteholders and their respective successors and assigns.
SECTION 20.Relationship of Parties; No Third Party Beneficiaries.
Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship between the Issuer and the Guarantors, on the one hand, and the Forbearing Noteholders, on the other hand. This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the Parties hereto. No person other than a Party hereto is intended to be a beneficiary hereof and no person other than a Party hereto shall be authorized to rely upon or enforce the contents of this Agreement.
SECTION 21.Final Agreement.
THIS AGREEMENT, THE INDENTURE, THE GUARANTEES AND THE RESTRUCTURING SUPPORT AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG

THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
SECTION 22.Separately Managed Accounts.
The Parties hereto acknowledge that all representations, warranties, covenants and other agreements made by or with respect to any Noteholder that is a separately managed account of an investment manager identified on the signature pages hereto (the “Manager”) are being made only with respect to the assets managed by such Manager on behalf of such Noteholder, and shall not apply to (or be deemed to be made in relation to) any assets or interests that may be beneficially owned by such Noteholder that are not held through accounts managed by such Manager.
[Signature pages follow]

IN WITNESS WHEREOF, this Forbearance Agreement has been executed by the Parties hereto as of the date first written above.

GTT COMMUNICATIONS, INC.

    By:    /s/ Donna Granato
Name: Donna Granato
        Title: Interim Chief Financial Officer

GTT AMERICAS, LLC GTT GLOBAL TELECOM GOVERNMENT SERVICES, LLC GC PIVOTAL, LLC
ELECTRA LTD.          CORE180, LLC COMMUNICATION DECISIONS - SNVC, LLC

By: /s/ Donna Granato
Name: Donna Granato
Title: Vice President, Treasurer, Secretary and Chief Financial Officer

GTT REMAINCO, LLC
GTT APOLLO HOLDINGS, LLC
GTT APOLLO, LLC
INTEROUTE US LLC

By: /s/ Donna Granato
Name: Donna Granato
Title: Vice President, Treasurer and Chief Financial Officer

SIGNATURE PAGE TO
NOTEHOLDER FORBEARANCE AGREEMENT

ARISTEIA CAPITAL, L.L.C., solely in its capacity as Investment Manager to underlying fund holders

By:    /s/ Andrew B. David
Name:    Andrew B. David
Title:    Chief Operating Officer
    Aristeia Capital, L.L.C.

SIGNATURE PAGE TO
NOTEHOLDER FORBEARANCE AGREEMENT

CREDIT SUISSE ASSET MANAGEMENT, LLC, in its capacity as investment manager, sub-adviser, or similar capacity on behalf of certain holders of the 7.875% Senior Notes due 2024 of GTT Communications, Inc.

By:    /s/ Thomas Flannery
    Authorized Signatory

SIGNATURE PAGE TO
NOTEHOLDER FORBEARANCE AGREEMENT

DDJ CAPITAL MANAGEMENT, LLC, on behalf of certain funds and accounts it manages and/or advises

By:    /s/ David J. Breazzano
Name:     David J. Breazzano
Title:    President

SIGNATURE PAGE TO
NOTEHOLDER FORBEARANCE AGREEMENT

HG VORA CAPITAL MANAGEMENT, LLC, as investment advisor on behalf of certain funds and managed accounts

By:    /s/ Mandy Lam
Name:    Mandy Lam
Title:    Authorized Signatory

SIGNATURE PAGE TO
NOTEHOLDER FORBEARANCE AGREEMENT

San Diego County Employees Retirement Association

By: Allianz Global Investor U.S. LLC, as investment advisor

By:    /s/ Brit Stickney
Name:    Brit Stickney
Title:    Managing Director

SIGNATURE PAGE TO
NOTEHOLDER FORBEARANCE AGREEMENT

Virtus AllianzGI Income & Growth Fund

By: Allianz Global Investor U.S. LLC, as investment advisor

By:    /s/ Brit Stickney
Name:    Brit Stickney
Title:    Managing Director

SIGNATURE PAGE TO
NOTEHOLDER FORBEARANCE AGREEMENT

Virtus Income & Growth Fund

By: Allianz Global Investor U.S. LLC, as investment advisor

By:    /s/ Brit Stickney
Name:    Brit Stickney
Title:    Managing Director

SIGNATURE PAGE TO
NOTEHOLDER FORBEARANCE AGREEMENT

Exhibit A

FIFTH LENDER FORBEARANCE AGREEMENT AND CONSENT

See Exhibit 10.5 filed herewith.

Exhibit B

FOREIGN OBLIGOR FORBEARANCE AGREEMENT

See Exhibit 10.5 filed herewith